Exhibit 10.1

AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

FOR KEY EMPLOYEES OF DOLLAR GENERAL CORPORATION AND ITS AFFILIATES

This Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates (the “Plan”) is effective as provided in Section 14 herein.

WHEREAS, the Board of Directors of Dollar General Corporation initially approved the 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates as of July 6, 2007, and the Board subsequently amended such plan on May 29, 2008; and

WHEREAS, the Plan is hereby amended and restated in its entirety as follows:

1.             Purpose of Plan

The Plan is designed:

(a)           to promote the long term financial interests and growth of Dollar General Corporation (the “Company”) and its Subsidiaries by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)           to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(c)           to further the alignment of interests of Participants with those of the shareholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.

2.             Definitions

As used in the Plan, the following words shall have the following meanings:

(a)           “Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

(b)           “Award” means an award made to a Participant pursuant to the Plan and described in Section 6, including, without limitation, an award of a Stock Option, Stock Appreciation Right, Other Stock-Based Award or Dividend Equivalent Right (as such terms are defined in Section 6), or any combination of the foregoing.

(c)           “Award Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

(d)           “Beneficial Owner” means a “beneficial owner”, as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).

(e)           “Board” means the Board of Directors of the Company.

(f)            “Change in Control” means, in one or a series of related transactions, (i) the sale of all or substantially all of the assets of Buck Holdings, L.P. or the Company and its subsidiaries to any person (or group of persons acting in concert), other than to (x) investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (together the “Sponsors”) or its Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by the Company, the Sponsors or their respective Affiliates or other person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Company, the Sponsors or their respective Affiliates; or (ii) a merger, recapitalization or other sale by the Company, the Sponsors (indirectly) or any of their respective Affiliates, to a person (or group of persons acting in concert) of Common Stock or other voting securities of the Company that results in more than 50% of the Common Stock or other voting securities of the Company (or any resulting company after a merger) being held, directly or indirectly,  by a person (or group of persons acting in concert) that is not Controlled by (x) the Sponsors or its Affiliates or (y) an employee benefit plan (or trust forming a part thereof) maintained by the Company, the Sponsors or their respective Affiliates or other person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Company, the Sponsors or their respective Affiliates; in any event, which results in the Sponsors and its Affiliates or such employee benefit plan ceasing to hold the ability to elect (or cause to be elected) a majority of the members of the Board.

For purposes of this definition, “controlled by” means with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

(g)           “Code” means the United States Internal Revenue Code of 1986, as amended.

(h)           “Committee” means the Compensation Committee of the Board (or, if no such committee is appointed, the Board).

(i)            “Common Stock” or “Share” means the common stock, par value $0.875 per share, of the Company, which may be authorized but unissued, or issued and reacquired.

(j)            “Employee” means a person, including an officer, in the regular employment of the Company or any other Service Recipient who, in the opinion of the Committee, has or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company or any other Service Recipient.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)            “Fair Market Value” means, on a per Share basis, the fair market value of the Common Stock on any given date determined as follows: (i) if there is a public market for the Shares on such date, the closing trading price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or (ii) if there is no public market for the Shares on such date, the Fair Market Value shall be the fair market value of the Shares as determined reasonably and in good faith by the Board, which shall not take into account any minority interest discount or discount for the imposition of transfer restrictions.

(m)          “Group” means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(n)           “ISO” means a Stock Option that is also an incentive stock option granted pursuant to Section 6(a)(ii) of the Plan.

(o)           “Management Stockholder’s Agreement” means that certain Management Stockholder’s Agreement between the applicable Participant and the Company.

(p)           “Other Stock-Based Awards” means Other Stock-Based Awards granted pursuant to Section 6(c) of the Plan.

(q)           “Participant” means an Employee, non-employee member of the Board, consultant or other person having a service relationship with the Company or any other Service Recipient, to whom one or more Awards have been made and remain outstanding.

(r)            “Performance-Based Awards” shall have the meaning set forth in Section 6(c) of the Plan.

(s)           “Person” means “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(t)            “Public Offering” means any registered public offering of the Common Stock on the New York Stock Exchange or the Nasdaq National Market or other nationally recognized stock exchange or listing system.

(u)           “Service Recipient” means the Company, any Subsidiary of the Company, or any Affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Proposed Treasury Regulation Section 1.409A-1(g) (or any successor regulation), with respect to which the person is a “service provider” (within the meaning of Proposed Treasury Regulation Section 1.409A-1(f) (or any successor regulation).

(v)           “Stock Appreciation Rights” means Stock Appreciation Rights granted under Section 6(b) of the Plan.

(w)          “Stock Options” means Stock Options granted pursuant to Section 6(a) of the Plan.

(x)            “Subsidiary” means any corporation or other entity in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain.

3.             Shares Subject to the Plan

Subject to adjustment as provided for in Sections 8 and 9, the total number of Shares which may be issued under the Plan is 31,142,858, no more than 4,500,000 of which shall be available for grant to any one Participant in the form of Stock Options and Stock Appreciation Rights in any given fiscal year of the Company, and no more than 1,500,000 of which shall be available for grant to any one Participant in the form of Other Stock-Based Awards in any given fiscal year of the Company.  The Shares may consist, in whole or in part, of unissued Shares or issued but reaquired Shares.  The issuance of Shares or the payment of cash in consideration of the substitution, cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, to the extent of the number of Shares subject to such substituted, cancelled or terminated Award.  Shares related to Awards or portions of Awards that are forfeited, terminated, canceled, expire unexercised, withheld to satisfy tax withholding obligations, or are repurchased by the Company, shall immediately become available for new Awards.

4.             Administration of Plan

(a)           The Plan shall be administered by the (i) Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto), “independent directors” within the meaning of the New York Stock Exchange’s listed company rules and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), or (ii) Board acting on behalf of the Committee, in each case to the extent permitted by applicable law.  The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee.  Subject to Section 10 of the Plan, the Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules, and to make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan and any Award Agreement in the manner and to the extent the Committee deems necessary or desirable.  Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.  The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).  At the time a Award is made or amended in accordance with the terms of the Plan, or the terms or conditions of a Award are changed in accordance with the terms of the Plan or the Award Agreement, the Committee may provide for limitations or conditions on such Award. Any decision of the Committee (including a duly authorized subcommittee thereof) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(b)           Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines.

(c)           The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.  No member of the Committee, nor employee or representative of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all such members of the Committee, employees and representatives shall be fully protected and indemnified to the greatest extent permitted by applicable law by the Company with respect to any such action, determination or interpretation.

5.             Eligibility

The Committee may from time to time make Awards under the Plan to such Employees, or other persons having a relationship with Company or any other Service Recipient, and in such form and having such terms, conditions and limitations as the Committee may determine.  The terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

6.             Awards

From time to time, the Committee will determine the forms and amounts of Awards for Participants.  Such Awards may take the following forms in the Committee’s sole discretion:

(a)           Stock Options.

(i)            Stock Options.  These are options to purchase Common Stock (“Stock Options”).  At the time of Award the Committee shall determine, and shall include in the Award Agreement, the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate including, without limitation, the right to receive dividend equivalent payments on vested options.  Notwithstanding the foregoing, the exercise price per Share of a Stock Option shall in no event be less than the Fair Market Value on the date the Stock Option is granted (subject to later adjustment pursuant to Sections 8 and 9 hereof).  In addition to other restrictions contained in the Plan, a Stock Option granted under this Section 6(a) may not be exercised more than 10 years after the date it is granted.  Payment of the Stock Option exercise price shall be made (i) in cash, (ii) with the consent of the Committee, in Shares (any such Shares valued at Fair Market Value on the date of exercise) that the Participant has held for at least six months (or such other period of time as may be required by the Company’s accountants), (iii) through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Stock Option in a manner that is compliant with applicable law, or (iv) a combination of the foregoing methods, in each such case in accordance with the terms of the Plan, the Award Agreement and of any applicable guidelines of the Committee in effect at the time.

(ii)           ISOs.  The Committee may grant Stock Options under the Plan that are intended to be ISOs.  Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto).  No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the option exercise price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.  Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.  All Stock Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Stock Option is intended to be an ISO.  If a Stock Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Stock Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Stock Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options.  In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of a Stock Option to qualify for any reason as an ISO.

(iii)          Attestation.  Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Stock Option exercise price of a Stock Option or taxes relating to the exercise of a Stock Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of Beneficial Ownership of such Shares, in which case the Company shall treat the Stock Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Stock Option, subject to actual receipt of such Shares (whether of the actual Share certificate or electronic delivery of such Shares).

(b)           Stock Appreciation Rights.  The Committee may grant “Stock Appreciation Rights” (as hereinafter defined) independent of, or in connection with, the grant of a Stock Option or a portion thereof.  Each Stock Appreciation Right shall be subject to such other terms as the Committee may determine.  The exercise price per Share of a Stock Appreciation Right shall in no event be less than the Fair Market Value on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with a Stock Option, or a portion thereof, the Stock Option exercise price of the related Stock Option.  Each “Stock Appreciation Right” granted independent of a Stock Option shall be defined as a right of a Participant, upon exercise of such Stock Appreciation Right, to receive an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share of such Stock Appreciation Right, multiplied by (ii) the number of Shares covered by the Stock Appreciation Right.  Payment of the Stock Appreciation Right shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at the Fair Market Value on the date of the payment), all as shall be determined by the Committee.  Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.  The date a notice of exercise is received by the Committee shall be the exercise date.  No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)           Other Stock-Based Awards.

(i)            Generally.  The Committee may grant or sell awards of Shares, awards of restricted Shares and awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value or number of, or are in any way payable in the form of, Shares (including, without limitation, restricted stock units and bonus stock).  Such “Other Stock-Based Awards” shall be in such form, and dependent on such conditions, as the Committee may determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards under the Plan.  Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(ii)           Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 6(c) may be granted in a manner which is intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto (“Performance-Based Awards”).  A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee within the time period prescribed by Section 162(m) of the Code.  The performance goals, which must be objective, shall be based upon one or more of the following criteria: (a) net earnings or net income (before or after taxes); (b) earnings per share; (c) net sales or revenue growth; (d) gross or net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (g) earnings before or after taxes, interest, depreciation, and/or amortization; (h) gross or operating margins; (i) productivity ratios; (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense targets; (l) margins; (m) operating efficiency; (n) customer satisfaction;  (o) working capital targets; (p) economic value added; (q) volume; (r) capital expenditures;  (s) market share; (t) costs; (u) regulatory ratings; (v) asset quality; (w) net worth; and (x) safety.  The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary or non-recurring items, as the Committee may determine in its sole discretion.  The maximum amount of a Performance-Based Award granted during a calendar year to any Participant shall be, with respect to Performance-Based Awards that are denominated in Shares, 24 million.  The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award.  No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee.  The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee.  The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

(d)           Dividend Equivalent Rights – The Committee may grant Dividend Equivalent Rights either alone or in connection with the grant of an Award.  A “Dividend Equivalent Right” shall be the right to receive a payment in respect of one Share (whether or not subject to a Stock Option) equal to the amount of any dividend paid in respect of one Share held by a shareholder in the Company.  Each Dividend Equivalent Right shall be subject to such terms as the Committee may determine.

7.             Limitations and Conditions

(a)           No Award may be granted under the Plan after July 6, 2017, but Awards theretofore granted may extend beyond that date.

(b)           Nothing contained herein shall affect the right of the Company or any other Service Recipient to terminate any Participant’s employment or other service relationship at any time or for any reason.

(c)           Other than as specifically provided in the Management Stockholder’s Agreement, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.  No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(d)           Participants shall not be, and shall not have any of the rights or privileges of, shareholders of the Company in respect of any Shares purchasable or deliverable in connection with any Award unless and until certificates representing any such Shares have been issued by the Company to such Participants (or book entry representing such Shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian).

(e)           No election as to benefits or exercise of any Award may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(f)            Absent express provisions to the contrary, any Award under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Company or other Service Recipient and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.  This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(g)           Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any other Service Recipient, nor shall any assets of the Company or any other Service Recipient be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

(h)           The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

(i)            Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.  An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

8.             Adjustments upon Certain Events.

In the event of any stock split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, payment of a dividend (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence which affects the equity securities of the Company or the value thereof, the Committee shall (i) adjust the number and kind of shares subject to the Plan and available for or covered by Awards, (ii) adjust the share and/or exercise prices related to outstanding Awards, and/or (iii) take such other action (including, without limitation providing for payment of a cash amount to holders of outstanding Awards), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the Plan and any outstanding Awards, and to the extent applicable, without adverse tax consequences under Section

409A of the Code.  Any such adjustment made or action taken by the Committee in accordance with the preceding sentence shall be final and binding upon holders of Stock Options and upon the Company.

9.             Change in Control.

Notwithstanding Section 8 above, in the event of a Change in Control: (a) if determined by the Committee in the applicable Award Agreement or otherwise determined by the Committee in its sole discretion, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (b) the Committee may, to the extent determined by the Committee to be permitted under Section 409A of the Code, but shall not be obligated to: (i) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Stock Options and Stock Appreciation Rights, may equal the excess, if any, of the value of the consideration (as determined in the sole discretion of the Committee) to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Stock Options or Stock Appreciation Rights over the aggregate exercise price of such Stock Options or the aggregate exercise price of such Stock Appreciation Rights, as the case may be; (ii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms and value of any affected Awards previously granted hereunder, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least ten business days prior to the Change in Control, any Stock Options or Stock Appreciation Rights shall be exercisable, to the extent applicable, as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Awards shall terminate and be of no further force and effect.

10.           Amendment and Termination

(a)           The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan, provided that no such action shall modify any Award in a manner that adversely impacts, other than in a de minimis manner, a Participant with respect to any outstanding Awards, other than pursuant to Sections 8, 9 or 10(c) hereof, without the Participant’s consent, except as such modification is provided for or contemplated in the terms of the Award or this Plan (including Section 4(a) above).

(b)           The Board may amend, suspend or terminate the Plan, except that no such action, other than an action under Sections 8, 9 or 10(c) hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares available for Awards under the Plan, decrease the exercise price of outstanding Stock Options or Stock Appreciation Rights, change the requirements relating to the Committee, or extend the term of the Plan.  However, no such Board action shall adversely impact, other than in a de minimis manner, a Participant with respect to any outstanding Awards, other than pursuant to Sections 8, 9 or 10(c) hereof, without the Participant’s consent, except as otherwise contemplated in the terms of the Award or the Plan (including Section 4(a) above).

(c)           This Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code.  Notwithstanding anything herein to the contrary, (i) if, at the time of the Participant’s termination of service with any Service Recipient, the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months and one day following the Participant’s termination of service with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of service and (ii) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, reasonably determined by the Board in consultation with the Participant, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant).  Each payment made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A of the Code and all references to “termination of employment” or “termination of service” shall be deemed to refer to a “separation from service” within the meaning of Section 409A of the Code.

11.           Governing Law; International Participants

(a)           This Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable therein.

(b)           With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or any other Service Recipient.

12.           Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any other Service Recipient shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and other Service Recipient) during such leave of absence.

13.           Withholding Taxes

The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option that the Participant pays to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes.

14.           Effectiveness of the Plan

The original effective date of this Plan was July 6, 2007; provided, however, that this Plan as amended and restated shall be effective on the date on which the Company’s shareholders approve the Plan.  The Plan shall terminate on the tenth anniversary of the original effective date of this amended and restated Plan, subject to earlier termination by the Board pursuant to Section 10.